EXHIBIT  21.1

                 Subsidiaries of Concurrent Computer Corporation
                 -----------------------------------------------

Each of the below listed subsidiaries is 100% directly or indirectly owned by Concurrent Computer Corporation except as otherwise indicated, and all are included in the consolidated financial statements.

                                            STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                          INCORPORATION/ORGANIZATION
--------------------------------------------------------------------------------

Concurrent Computer Asia Corporation        Delaware
                                            (operates in PR of China)
Concurrent Computer Canada, Inc.            Canada
Concurrent Computer Corporation (France)    Delaware
Concurrent Computer Corporation Pty. Ltd.   Australia
Concurrent Computer France S.A.             France
Concurrent Computer GmbH                    Germany
Concurrent Computer Hispania, S.A.          Spain
Concurrent Computer Holding Corporation     Delaware
Concurrent Computer Hong Kong Limited       Hong Kong
Concurrent Computer New Zealand Limited     Australia
Concurrent Realisations Limited             United Kingdom
Concurrent UK Ltd.                          United Kingdom
Concurrent Federal Systems, Inc.            Delaware
Concurrent Nippon Corporation               Japan
Concurrent Securities Corporation           Massachusetts